UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

GENERAL MARITIME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 20, 2011

Dear Fellow Shareholder:

I am writing to ask for your support at General Maritime Corporation’s 2011 Special Meeting of Shareholders on Tuesday, August 9, 2011 by voting FOR Proposals 1 and 2.  These proposals are significant for General Maritime’s future, and your vote is important.

In Proposal 1, General Maritime is seeking shareholder approval of Oaktree’s rights to receive additional warrants, shares of common stock, or other securities from us so we can avoid paying additional loan interest under our existing deal with Oaktree.

•	Agreements that General Maritime entered into earlier this year give Oaktree anti-dilution rights for its warrants to purchase our common stock and preemptive rights, subject to shareholder approval.

•	These rights could require us to issue additional warrants or other securities to Oaktree or adjust the number of shares of common stock for which the Oaktree warrants are exercisable.

•	Applicable NYSE rules require shareholder approval of Oaktree’s rights.

•
If we do not give Oaktree these rights, the interest on our loan from Oaktree increases by 2% per annum, with further 2% increases every three months up to 18% per annum until we obtain shareholder approval and make the required issuances and adjustments.

•
The interest rate on the loan already increased by 2% on June 9, 2011 due to our public sales of common stock.  The interest rate will go back down again when and if we obtain shareholder approval and make the required issuances and adjustments.

An independent committee of General Maritime’s Board of Directors reviewed Proposal 1 and  unanimously recommends that your vote your shares “FOR” this proposal.

In Proposal 2, General Maritime is seeking shareholder approval of the General Maritime Corporation 2011 Stock Incentive Plan so General Maritime can continue to attract, motivate, and retain key talent.

•	General Maritime has used up the shares available under its existing equity compensation plan.

•
General Maritime wishes to adopt the new 2011 Stock Incentive Plan so that it may offer eligible employees, consultants, and directors stock-based incentives to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the General Maritime’s shareholders.

•	NYSE rules require General Maritime to obtain shareholder approval for equity compensation plans such as the 2011 Stock Incentive Plan.

General Maritime’s Board of Directors unanimously recommends that you vote “FOR” this proposal.

For further details of the proposals described above, please refer to the proxy materials that General Maritime sent to you for the 2011 Special Meeting of Shareholders.

Please submit your instructions as soon as possible, by voting by telephone, via the Internet, or by signing, dating, marking and returning the voting instruction form in the postage-paid return envelope provided.  Instructions explaining how to vote by mail, telephone or via Internet are provided on the reverse side of this letter as well as in the enclosed voting instruction form.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Peter C. Georgiopoulos
Chairman

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your control number (listed on the form) ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number (listed on the form) ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your voting instruction form today.  Internet and telephone voting are also available.  Please refer to the proxy statement and your voting instruction form for instructions.  Street name shareholders: Your bank or broker cannot vote your shares on both proposals unless it receives your specific instructions. Please return your vote immediately.